UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 14, 2014

Ladenburg Thalmann Financial Services Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-15799	650701248
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Biscayne Blvd., 12th Floor, Miami, Florida		33137
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 409-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 14, 2014 (the "Closing Date"), Securities America Financial Corporation ("SAFC"), a subsidiary of Ladenburg Thalmann Financial Services Inc. (the "Company"), completed its previously announced acquisition (the "Acquisition") of certain assets of Sunset Financial Services, Inc. (the "Seller") from Kansas City Life Insurance Company ("KCL"), pursuant to an Asset Purchase Agreement, dated July 16, 2014 (the "Purchase Agreement"), by and among SAFC, the Seller and KCL.

Pursuant to the Acquisition, certain registered representatives and investment advisor representatives transitioned from the Seller to subsidiaries of SAFC. In addition, certain client accounts and records and all goodwill related to the foregoing were acquired.

Under the terms of the Purchase Agreement, in exchange for the foregoing, SAFC paid the Seller an initial payment of approximately $1.6 million in cash. SAFC may be required to make an additional cash payment to the Seller based on the Base GDC (as defined in the Purchase Agreement) generated by certain registered representatives and investment advisor representatives who are or remain affiliated with SAFC or its affiliates as of the ninetieth (90th) day following the Closing Date. In addition, SAFC will be required to deliver, during the three years following the Closing Date, an annual payment to the Seller based on the GDC generated by such registered representatives and investment advisor representatives.

The above description of the Purchase Agreement is qualified by reference to the full text of such agreement attached hereto and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

A copy of a press release announcing the closing of the Acquisition is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed "filed" with the Commission nor incorporated by reference in any registration statement filed by us under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.
The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K was required to be filed.

(b) Pro forma financial information.
The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K was required to be filed.

(d) Exhibits

Exhibit No -- Description

2.1 – Asset Purchase Agreement dated July 16, 2014 by and among Securities America Financial Corporation, Sunset Financial Services, Inc. and Kansas City Life Insurance Company (Certain portions of this agreement have been omitted under a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 and filed separately with the United States Securities and Exchange Commission.) (1)

99.1 – Press Release dated November 18, 2014.

(1) The schedules and exhibits to the Asset Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such schedules and exhibits to the U.S. Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ladenburg Thalmann Financial Services Inc.

November 20, 2014	By:	/s/ Brett H. Kaufman

Name: Brett H. Kaufman
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

2.1	Asset Purchase Agreement dated July 16, 2014 by and among Securities America Financial Corporation, Sunset Financial Services, Inc. and Kansas City Life Insurance Company (Certain portions of this agreement have been omitted under a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 and filed separately with the United States Securities and Exchange Commission.)
99.1	Press Release dated November 18, 2014.